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              SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
            EXHIBIT 21.1--SUBSIDIARIES OF SILICON VALLEY BANCSHARES

    Silicon Valley Bancshares owns 100.0% of the outstanding voting securities of the following corporations, both of which are included in Silicon Valley Bancshares' consolidated financial statements:

                    NAME                               JURISDICTION OF INCORPORATION
---------------------------------------------  ---------------------------------------------
Silicon Valley Bank                                             California
SVB Leasing Company (inactive)                                  California
SVB Capital I                                                    Delaware